--------------------------------------------------------------------------------

                                     PIONEER
                                    ---------
                                     GROWTH
                                     SHARES

                                     Annual
                                     Report

                                    12/31/06

                                 [LOGO]PIONEER
                                       Investments(R)

 Table of Contents
--------------------------------------------------------------------------------

Letter to Shareowners                                           2
Portfolio Management Discussion                                 4
Portfolio Summary                                               8
Prices and Distributions                                        9
Performance Update                                             10
Comparing Ongoing Fund Expenses                                15
Schedule of Investments                                        17
Financial Statements                                           22
Notes to Financial Statements                                  32
Report of Independent Registered Public Accounting Firm        40
Factors Considered by the Independent Trustees in Approving
the Management Contract                                        41
Trustees, Officers and Service Providers                       47

                                                                      Chairman's

Dear Shareowner,
--------------------------------------------------------------------------------
As the global economy reacted to good and bad news of 2006, overall it managed to keep chugging along with fairly stable growth. Looking back, the economic stories included slowing economic growth bringing monetary tightening to an end in the United States, price action in oil and other commodity markets threatening to unsettle global growth and inflation, geopolitical uncertainties and corporate earnings growth surpassing market expectations.

Global growth surpassed most analyst expectations in 2006. The International Monetary Fund estimates world output increased by 5.1% in 2006, up from 4.9% in 2005 and above the 3.7% average annual pace of growth of the previous 20 years. Growth is estimated to slow modestly in 2007 but to remain well above the long-term average.

U.S. economic growth slowed gradually over 2006, with estimated full-year growth of GDP of 3.3%, modestly below 2005 growth but still strong enough to lower the unemployment rate to 4.5%. While many observers were concerned that a weakening housing sector could be a drag on consumer spending, the consumer has shown resilience supported by a strong labor market and associated income growth and by oil and gasoline prices falling from record highs in the second half of the year. Corporate America has also proved resilient in the face of the slowing housing sector, with business investment growing at its fastest rate since 2000.

The Federal Reserve stopped increasing interest rates in mid-2006, but has retained its bias to raise rates, reflecting upside risks to inflation, particularly from the tight labor market, and confidence that the economy remained on solid ground. Consumers welcomed the relief from oil prices that peaked at mid-year, and fell sharply towards year end. Likewise, they benefited from core inflation (which excludes energy and food items) that has eased modestly in the second half of the year, but remains above what is generally considered the central bank's "comfort zone."

The European economy surpassed many economists' expectations in 2006. Eurozone GDP grew at a 3% pace, much stronger than its 1.8% average annual growth pace since 2000. Underlying this strength has been buoyant and broad-based strength in business sentiment and investment and in exports. While household consumption showed mixed results, the unemployment rate fell to 7.7% by the end of 2006. The European Central Bank raised interest rates gradually to 3.50% over the course of 2006, reflecting firm economic growth, steadily tightening labor market conditions, and fast growing money supply. Core inflation in the Eurozone remains reasonably benign, at roughly 1.5% per annum. European stock markets posted strong returns; appreciation of the Euro relative to both the dollar and Yen made the Eurozone stock market the top performer of 2006.

The Japanese economy continued to grow firmly in 2006, although the pace of expansion slowed in the second half of the year. Business investment was the major driver of expansion as increasing capacity utilization and better sentiment encouraged a new wave of investment. As deflation ended, the Bank of Japan ended its zero interest rate policy, although it has raised rates to only 0.25% thus far. After a strong showing in 2005, the Japanese stock market posted only muted gains in 2006.

Letter

Emerging economies enjoyed strong, relatively uninterrupted economic growth in 2006. Good financing conditions, buoyant commodity prices, which boosted income and investment in commodity exporting countries, and strong export demand from developed economies drove this growth. The emerging market stock index was very strong in early 2006, declined to near start-of-year levels, then rallied to finish the year only marginally behind the Eurozone. We believe similar growth can be expected in the emerging markets if current domestic economic and political conditions prevail.

While global economic momentum has started to slow, we expect the global economy to continue growing firmly in 2007, supported by business investment, rising employment, and lower energy prices. A slowdown in the U.S. growth rate would be welcome, since rapid growth could increase the risk of inflationary pressures, which would force the Federal Reserve to raise interest rates. We expect Europe and Japan to grow similarly, while emerging market economies are expected to continue their strong growth. In this scenario, fixed-income assets are expected to produce total returns generally in line with their current yields, while equities are expected to produce returns generally in line with earnings growth, which we forecast to be moderately above bond yields.

Our cautiously optimistic outlook on most regions of the world and asset classes reinforces the importance of Pioneer Investments' message that investors should remain diversified; take a long-term view rather than over-reacting to breaking news, and base investment decisions on economic and market fundamentals rather than on emotion. Our investment philosophy and approach continue to be based on the use of fundamental research to identify a range of opportunities that offer an attractive balance of risk and reward to help Fund shareowners work toward their long-term goals.

Respectfully,


/s/John F. Cogan Jr.


John F. Cogan Jr., Chairman
Pioneer Investment Management, Inc.

Any information in this shareholder report regarding market or economic trends or the factors influencing the Fund's historical or future performance are statements of the opinion of Fund management as of the date of this report. These statements should not be relied upon for any other purposes. Past performance is no guarantee of future results, and there is no guarantee that market forecasts discussed will be realized.

Before investing consider the Fund's investment objectives, risks, charges and expenses. Contact your advisor or Pioneer Investments for a prospectus containing this information. Please read it carefully.

Pioneer Growth Shares
--------------------------------------------------------------------------------
PORTFOLIO MANAGEMENT DISCUSSION 12/31/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Note to Shareowners: Andrew Acheson and Timothy Mulrenan, two veteran equity managers, have assumed portfolio management responsibilities for Pioneer
Growth Shares, effective January 16, 2007. Mr. Acheson has more than 12 years of professional investment experience, seven of them at Pioneer, where his responsibilities have included managing Pioneer Independence Fund and Pioneer Select Equity Fund. He holds an MBA from the Cranfield School of Management, England. Mr. Mulrenan, CFA, has more than 21 years of professional experience, including 10 years at Pioneer, where he is a member of the large-cap growth team. He has managed Pioneer's Concentrated Growth institutional portfolios as well as the large-cap equity portfolios of balanced funds.
--------------------------------------------------------------------------------
Despite a dramatic decline from mid-May through mid-July, the domestic stock market posted strong results in 2006. As equities began recovering in July, large-cap growth companies assumed a leadership role in market performance for the second half of the year, while more cyclical stocks, which had been in favor the previous two years, began to lag. In the following interview, Christopher M. Galizio and Stephen A. Balter discuss the market and the factors that influenced Fund performance during 2006, when they managed the Fund. Portfolio Managers Andrew Acheson and Timothy Mulrenan, who took responsibility for Fund management on January 16, 2007, give their views on the outlook.


Q:  How did the Fund perform during the 12 months ended December 31, 2006?


A: Pioneer Growth Shares' performance improved dramatically in the second half of the year as the stock market finally began recognizing values in the large-cap growth stocks that we emphasize. After trailing the benchmark Russell 1000 Growth Index by more than two full percentage points during the year's first six months, the Fund's relative performance improved noticeably beginning in July. The Fund's Class A shares generated a total return of 8.95%, at net asset value, for the 12 months ended December 31, 2006. During the same period, the Russell 1000 Growth Index returned
    9.07%, while the average performance of the 722 funds in Lipper's Large
    Cap Growth category was 5.60%.

Pioneer Growth Shares
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Call 1-800-225-6292 or visit www.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.


Q: What were the primary factors affecting performance during the year ended December 31, 2006?


A: Throughout the 12 months, we positioned the Fund for a growth environment, emphasizing companies that we believed should be helped by developing long-term trends. We invested in information technology companies, whose products and services would be in demand as innovations speeded data transmission, allowed new formats to be transmitted digitally, and boosted corporate productivity generally. We also invested in health care companies that could offer services and products for an aging population. We saw good value in many large-cap companies in these sectors. Conversely, we deemphasized the more cyclical sectors, such as energy and industrials, that had performed well over the previous two years, but appeared to be richly priced as the 2003-2005 cyclical recovery played out. In the first half of 2006, this positioning did not yield good results, particularly as stock values dropped in the May-July interval. However, when the stock market began to recover in mid-July, the large-cap growth companies that we favored started leading the market, with technology stocks performing particularly well. In addition, many consumer discretionary companies, which had fallen to relatively low prices, outperformed in the face of expectations that a decelerating economy would impact consumption. In general, the growth companies that we emphasized led the market's second-half charge.


Q:  What types of investments most influenced Fund results in 2006?


A: Our technology investments performed well, with many of our holdings benefiting from the growing need for more bandwidth on the Internet to allow transmission of more complex digital files, including video. The trend led to strong revenue growth for holdings such as Cisco Systems and Juniper Networks, both of which produce

Pioneer Growth Shares
--------------------------------------------------------------------------------
PORTFOLIO MANAGEMENT DISCUSSION 12/31/06                           (continued)
--------------------------------------------------------------------------------

    routers and switchers, and for F5 Networks, a smaller company that specializes in sophisticated switches that increase network efficiency. We also had excellent results from our investment in Macrovision. Its software products make it easier to install software and protect against copyright theft over the Internet. Macrovision's stock alone climbed by more than 50% during 2006.


    Other outstanding performers included Altria Group, the parent company of both Philip Morris and Kraft Foods. As the risks from tobacco liability lawsuits appeared to decline, Altria announced plans to spin off its Kraft Foods unit - a move welcomed by the stock market. Our investment in General Electric also performed well. We purchased GE at a low stock price at a time when we believed its earnings prospects were improving because of its leadership in many late-cyclical businesses, such as power generation plants and medical imaging. In health care, a stand-out performer was AstraZeneca, a London-based pharmaceutical company that appeared to be inexpensive and which was undergoing a restructuring program that reduced its operating costs substantially while maintaining revenues. We took profits and sold our position in AstraZeneca.


    Amgen, another health-care holding, was a disappointment in 2006, however. This biotechnology company underperformed because of fears about competition in the anemia market from a new drug that was being introduced by Roche. Another investment that detracted was Corning, a leading producer of glass for flat-panel televisions and computers. It was affected by intense competition in the flat-panel television market that pressured its revenue growth. Also holding back results was our position in Intel, which faced increased competition from AMD in semiconductors for personal computers. We sold our Intel holding, but retained positions in Amgen and Corning as of December 31, 2006.


Q:  What is your investment outlook?


A: As we enter 2007, we have maintained our emphasis on long-term, growth companies, with emphasis in the information technology and health care sectors, while de-emphasizing highly cyclical companies. At a time when we think the economic expansion is decelerating, we believe it makes sense to hold health care

Pioneer Growth Shares
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    companies, which tend to perform relatively well as economic growth moderates.


    Our primary focus remains on individual stock selection. We search for stocks that are undervalued, relative to our calculations of future cash flows. Our focus is on companies that have superior cash flow growth and are selling at the right price.

Investing in foreign and/or emerging markets securities involves risks relating to interest rates, currency exchange rates, economic, and political conditions. At times, the fund's investments may represent industries or industry sectors that are interrelated or have common risks, making it more susceptible to any economic, political, or regulatory developments or other risks affecting those industries and sectors.

Any information in this shareholder report regarding market or economic trends or the factors influencing the Fund's historical or future performance are statements of the opinion of Fund management as of the date of this report. These opinions should not be relied upon for any other purposes. Past performance is no guarantee of future results, and there is no guarantee that market forecasts discussed will be realized.

Pioneer Growth Shares
--------------------------------------------------------------------------------
PORTFOLIO SUMMARY 12/31/06
--------------------------------------------------------------------------------

Portfolio Diversification
--------------------------------------------------------------------------------
(As a percentage of total investment portfolio)

[THE FOLLOWING DATA IS A REPRESENTATION OF THE PIE CHART IN THE PRINTED
MATERIAL]

Depositary Receipts for
International Stocks              3.9%
Temporary Cash Investment         4.9%
U.S. Common Stocks               91.2%



Sector Distribution
--------------------------------------------------------------------------------
(As a percentage of equity holdings)

[THE FOLLOWING DATA IS A REPRESENTATION OF THE PIE CHART IN THE PRINTED
MATERIAL]

Information Technology            30.1%
Health Care                       21.4%
Consumer Discretionary            12.4%
Industrials                       12.4%
Consumer Staples                  11.0%
Financials                         7.8%
Energy                             2.8%
Utilities                          2.1%


10 Largest Holdings
--------------------------------------------------------------------------------
(As a percentage of equity holdings)

 1.   Microsoft Corp.             6.31%
 2.   Cisco Systems, Inc.         5.14
 3.   Altria Group, Inc.          4.25
 4.   Boston Scientific Corp.     4.00
 5.   General Electric Co.        3.90
 6.   Home Depot, Inc.            3.88
 7.   Procter & Gamble Co.        3.44
 8.   Amgen, Inc.                 3.29
 9.   Macrovision Corp.           3.28
10.   Texas Instruments, Inc.     3.05

This list excludes temporary cash and derivative instruments. Portfolio holdings will vary for other periods. The holdings listed should not be considered recommendations to buy or sell any security listed.

Pioneer Growth Shares
--------------------------------------------------------------------------------
PRICES AND DISTRIBUTIONS
--------------------------------------------------------------------------------

Net Asset Value Per Share
--------------------------------------------------------------------------------


 Class   12/31/06   12/31/05
------- ---------- ---------
    A     $13.64    $12.52
    B     $12.25    $11.35
    C     $12.42    $11.48
    R     $13.50    $12.47
    Y     $14.48    $13.19


    Class     12/10/06   12/31/05
------------ ---------- ---------
   Investor    $13.76    $12.56

Distributions Per Share
--------------------------------------------------------------------------------


                       1/1/06 - 12/31/06
                    -----------------------
             Net
         Investment     Short-Term      Long-Term
 Class     Income     Capital Gains   Capital Gains
------- ------------ --------------- --------------
    A    $ -           $ -             $ -
    B    $ -           $ -             $ -
    C    $ -           $ -             $ -
    R    $ -           $ -             $ -
    Y    $ -           $ -             $ -


                          1/1/06 - 12/10/06
                        ----------------------
                  Net
              Investment     Short-Term      Long-Term
    Class       Income     Capital Gains   Capital Gains
------------ ------------ --------------- --------------
Investor     $ -            $ -            $ -

Pioneer Growth Shares
--------------------------------------------------------------------------------
PERFORMANCE UPDATE 12/31/06                              CLASS A SHARES
--------------------------------------------------------------------------------

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $10,000 investment made in Pioneer Growth Shares at public offering price, compared to that of the Russell 1000 Growth Index.

[THE FOLLOWING DATA IS A REPRESENTATION OF THE MOUNTAIN CHART IN THE PRINTED MATERIAL]

    Value of 10,000   Pioneer Growth    Russell 1000
      Investment         Shares         Growth Index

        12/96             9425            10000
                         13556            13049
        12/98            18104            18100
                         19444            24101
        12/00            17584            18697
                         14202            14878
        12/02             9247            10730
                         11668            13922
        12/04            12402            14799
                         12803            15577
        12/06            13949            16991



--------------------------------------------------------------------------------
Average Annual Total Returns
(As of December 31, 2006)
                           Net Asset      Public
                             Value       Offering
Period                       (NAV)      Price (POP)
 10 Years                     3.99%        3.38%
 5 Years                     -0.36        -1.54
 1 Year                       8.95         2.71
--------------------------------------------------------------------------------
 Expense Ratio
 (As of May 1, 2006)
                               Gross          Net
                              1.40%        1.40%
--------------------------------------------------------------------------------


Call 1-800-225-6292 or visit pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

NAV results represent the percent change in net asset value per share. Returns would have been lower had sales charges been reflected. POP returns reflect deduction of maximum 5.75% sales charge. All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

The Russell 1000 Growth Index measures the performance of large-cap U.S. growth stocks. Companies in this index tend to exhibit higher price-to-book and price-to-earnings ratios, lower dividend yields and higher forecasted growth values than the value universe. Index returns assume reinvestment of dividends and, unlike Fund returns, do not reflect any fees, expenses or sales charges. You cannot invest directly in an Index.

Pioneer Growth Shares
--------------------------------------------------------------------------------
PERFORMANCE UPDATE 12/31/06                             CLASS B SHARES
--------------------------------------------------------------------------------

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $10,000 investment made in Pioneer Growth Shares, compared to that of the Russell 1000 Growth Index.

[THE FOLLOWING DATA IS A REPRESENTATION OF THE MOUNTAIN CHART IN THE PRINTED MATERIAL]

    Value of 10,000   Pioneer Growth   Russell 1000
      Investment         Shares        Growth Index
        12/96            10000            10000
                         14274            13049
        12/98            18908            18100
                         20150            24101
        12/00            18085            18697
                         14492            14878
        12/02             9347            10730
                         11687            13922
        12/04            12319            14799
                         12585            15577
        12/06            13583            16991


--------------------------------------------------------------------------------
Average Annual Total Returns
(As of December 31, 2006)
                                 If           If
Period                         Held        Redeemed
 10 Years                       3.11%         3.11%
 5 Years                       -1.29         -1.29
 1 Year                         7.93          3.93
--------------------------------------------------------------------------------
 Expense Ratio
 (As of May 1, 2006)
                                 Gross          Net
                                2.37%         2.37%
--------------------------------------------------------------------------------

Call 1-800-225-6292 or visit pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

"If Held" results represent the percent change in net asset value per share. Returns would have been lower had sales charges been reflected. "If Redeemed" returns reflect the deduction of applicable contingent deferred sales charge
(CDSC). Effective December 1, 2004, the period during which a CDSC is applied to withdrawals was shortened to 5 years. The maximum CDSC for Class B shares continues to be 4%. For more complete information, please see the prospectus for details. Note: Shares purchased prior to December 1, 2004 remain subject to the CDSC in effect at the time you purchased those shares. For performance information for shares purchased prior to December 1, 2004, please visit www.pioneerinvestments.com/bshares.

All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

The Russell 1000 Growth Index measures the performance of large-cap U.S. growth stocks. Companies in this index tend to exhibit higher price-to-book and price-to-earnings ratios, lower dividend yields and higher forecasted growth values than the value universe. Index returns assume reinvestment of dividends and, unlike Fund returns, do not reflect any fees, expenses or sales charges. You cannot invest directly in an Index.

Pioneer Growth Shares
--------------------------------------------------------------------------------
PERFORMANCE UPDATE 12/31/06                             CLASS C SHARES
--------------------------------------------------------------------------------

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $10,000 investment made in Pioneer Growth Shares, compared to that of the Russell 1000 Growth Index.

[THE FOLLOWING DATA IS REPRESENTATION OF THE MOUNTAIN CHART IN THE PRINTED MATERIAL]


    Value of 10,000   Pioneer Growth   Russell 1000
      Investment         Shares        Growth Index
        12/96            10000            10000
                         14344            13049
        12/98            19013            18100
                         20273            24101
        12/00            18179            18697
                         14592            14878
        12/02             9421            10730
                         11791            13922
        12/04            12433            14799
                         12710            15577
        12/06            13750            16991

--------------------------------------------------------------------------------
Average Annual Total Returns
(As of December 31, 2006)
                                If            If
Period                         Held        Redeemed
 10 Years                       3.24%         3.24%
 5 Years                       -1.18         -1.18
 1 Year                         8.19          8.19
--------------------------------------------------------------------------------
 Expense Ratio
 (As of May 1, 2006)
                                 Gross          Net
                                2.31%         2.31%
--------------------------------------------------------------------------------

Call 1-800-225-6292 or visit pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

Class C shares held for less than one year are also subject to a 1% contingent deferred sales charge (CDSC). The performance of Class C shares does not reflect the 1% front-end sales charge in effect prior to February 1, 2004. If you paid a 1% sales charge, your returns would be lower than those shown above. "If Held" results represent the percent change in net asset value per share. Returns would have been lower had sales charges been reflected. All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

The Russell 1000 Growth Index measures the performance of large-cap U.S. growth stocks. Companies in this index tend to exhibit higher price-to-book and price-to-earnings ratios, lower dividend yields and higher forecasted growth values than the value universe. Index returns assume reinvestment of dividends and, unlike Fund returns, do not reflect any fees, expenses or sales charges. You cannot invest directly in an Index.

Pioneer Growth Shares
--------------------------------------------------------------------------------
PERFORMANCE UPDATE 12/31/06                             CLASS R SHARES
--------------------------------------------------------------------------------

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $10,000 investment made in Pioneer Growth Shares Fund, compared to that of the Russell 1000 Growth Index.

[THE FOLLOWING DATA IS A REPRESENTATION OF THE MOUNTAIN CHART IN THE PRINTED MATERIAL]

    Value of 10,000   Pioneer Growth   Russell 1000
      Investment         Shares        Growth Index
        12/96           10000            10000
                        14307            13049
        12/98           19012            18100
                        20317            24101
        12/00           18282            18697
                        14691            14878
        12/02            9517            10730
                        12025            13922
        12/04           12779            14799
                        13149            15577
        12/06           14235            16991

--------------------------------------------------------------------------------
Average Annual Total Returns
(As of December 31, 2006)
                                 If            If
 Period                         Held        Redeemed
 10 Years                       3.59%         3.59%
 5 Years                       -0.63         -0.63
 1 Year                         8.26          8.26
--------------------------------------------------------------------------------
 Expense Ratio
 (As of May 1, 2006)
                                 Gross          Net
                                1.72%         1.72%
--------------------------------------------------------------------------------

Call 1-800-225-6292 or visit pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

The performance of Class R shares for the period prior to the commencement of operations of Class R shares on April 1, 2003 is based on the performance of Class A shares, reduced to reflect the higher distribution and service fees of Class R shares. For the period after April 1, 2003, the actual performance of Class R shares is reflected. Class R shares are not subject to sales charges and are available for limited groups of eligible investors, including institutional investors. All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

The Russell 1000 Growth Index measures the performance of large-cap U.S. growth stocks. Companies in this index tend to exhibit higher price-to-book and price-to-earnings ratios, lower dividend yields and higher forecasted growth values than the value universe. Index returns assume reinvestment of dividends and, unlike Fund returns, do not reflect any fees, expenses or sales charges. You cannot invest directly in an Index.

Pioneer Growth Shares
--------------------------------------------------------------------------------
PERFORMANCE UPDATE 12/31/06                              CLASS Y SHARES
--------------------------------------------------------------------------------

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $10,000 investment made in Pioneer Growth Shares, compared to that of the Russell 1000 Growth Index.

[THE FOLLOWING DATA IS A REPRESENTATION OF THE MOUNTAIN CHART IN THE PRINTED MATERIAL]


    Value of 10,000   Pioneer Growth   Russell 1000
      Investment         Shares        Growth Index
        12/96            10000            10000
                         14378            13049
        12/98            19263            18100
                         20821            24101
        12/00            19085            18697
                         15506            14878
        12/02            10153            10730
                         12922            13922
        12/04            13836            14799
                         14372            15577
        12/06            15778            16991

--------------------------------------------------------------------------------
Average Annual Total Returns
(As of December 31, 2006)
                                If           If
Period                         Held       Redeemed
 10 Years                      4.67%         4.67%
 5 Years                       0.35          0.35
 1 Year                        9.78          9.78
--------------------------------------------------------------------------------
 Expense Ratio
 (As of May 1, 2006)
                                 Gross          Net
                               0.73%         0.73%
--------------------------------------------------------------------------------


Call 1-800-225-6292 or visit pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

Performance for periods prior to the inception of Class Y shares reflects the NAV performance of the Fund's Class A shares. The performance does not reflect differences in expenses, including the Rule 12b-1 fees applicable to Class A shares. Since fees for Class A shares are generally higher than those of Class Y shares, the performance shown for Class Y shares prior to their inception would have been higher. Class A shares are used as a proxy through April 30, 1998, the inception date of Class Y shares. Class Y shares are not subject to sales charges and are available for limited groups of eligible investors, including institutional investors. All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

The Russell 1000 Growth Index measures the performance of large-cap U.S. growth stocks. Companies in this index tend to exhibit higher price-to-book and price-to-earnings ratios, lower dividend yields and higher forecasted growth values than the value universe. Index returns assume reinvestment of dividends and, unlike Fund returns, do not reflect any fees, expenses or sales charges. You cannot invest directly in an Index.

Pioneer Growth Shares
--------------------------------------------------------------------------------
COMPARING ONGOING FUND EXPENSES
--------------------------------------------------------------------------------

As a shareowner in the Fund, you incur two types of costs:

(1) ongoing costs, including management fees, distribution and/or service (12b-1) fees, and other Fund expenses; and

(2)  transaction costs, including sales charges (loads) on purchase payments.

This example is intended to help you understand your ongoing expenses (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds. The example is based on an investment of $1,000 at the beginning of the Fund's latest six-month period and held throughout the six months.


Using the Tables

Actual Expenses

The first table below provides information about actual account values and actual expenses. You may use the information in this table, together with the amount you invested, to estimate the expenses that you paid over the period as follows:

1.   Divide  your  account  value by $1,000
     Example: an $8,600 account value [divided by] $1,000 = 8.6

2. Multiply the result in (1) above by the corresponding share class's number in the third row under the heading entitled "Expenses Paid During Period" to estimate the expenses you paid on your account during this period.

Expenses Paid on a $1,000 Investment in Pioneer Growth Shares

Based on actual returns from July 1, 2006 through December 31, 2006**


Share Class                A            B            C        Investor         R            Y
-------------------------------------------------------------------------------------------------
Beginning Account      $1,000.00    $1,000.00    $1,000.00    $1,000.00    $1,000.00    $1,000.00
Value On 7/1/06
Ending Account         $1,123.66    $1,118.68    $1,120.91    $1,126.00    $1,117.58    $1,127.68
Value On 12/31/06**
Expenses Paid          $    7.49    $   12.76    $   11.65    $    5.46    $   11.16    $    3.86
During Period*

* Expenses are equal to the Fund's annualized expense ratio of 1.40%, 2.39%, 2.18%, 1.15%, 2.09% and 0.72%, for Class A, Class B, Class C, Investor Class, Class R and Class Y shares, respectively, multiplied by the average account value over the period, multiplied by 184/365 (to reflect the one-half year period) (163/365 for Investor Class shares).
**   12/10/06 for Investor Class shares.

Pioneer Growth Shares
--------------------------------------------------------------------------------
COMPARING ONGOING FUND EXPENSES
--------------------------------------------------------------------------------

Hypothetical Example for Comparison Purposes

The table below provides information about hypothetical account values and hypothetical expenses based on the Fund's actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund's actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period.

You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the tables are meant to highlight your ongoing costs only and do not reflect any transaction costs, such as sales charges (loads) that are charged at the time of the transaction. Therefore, the table below is useful in comparing ongoing costs only and will not help you determine the relative total costs of owning different funds. In addition, if these transaction costs were included, your costs would have been higher.

Expenses Paid on a $1,000 Investment in Pioneer Growth Shares

Based on a hypothetical 5% return per year before expenses, reflecting the period from July 1, 2006 through December 31, 2006**


Share Class                A            B            C        Investor         R            Y
-------------------------------------------------------------------------------------------------
Beginning Account       $1,000.00    $1,000.00    $1,000.00    $1,000.00    $1,000.00    $1,000.00
Value On 7/1/06
Ending Account          $1,018.15    $1,013.16    $1,014.22    $1,017.19    $1,014.67    $1,021.58
Value On 12/31/06**
Expenses Paid           $    7.12    $   12.13    $   11.07    $    5.18    $   10.61    $    3.67
During Period*

* Expenses are equal to the Fund's annualized expense ratio of 1.40%, 2.39%, 2.18%, 1.15%, 2.09% and 0.72%, for Class A, Class B, Class C, Investor Class, Class R and Class Y shares, respectively, multiplied by the average account value over the period, multiplied by 184/365 (to reflect the one-half year period) (163/365 for Investor Class shares).
**   12/10/06 for Investor Class shares.

Pioneer Growth Shares
--------------------------------------------------------------------------------
SCHEDULE OF INVESTMENTS 12/31/06
--------------------------------------------------------------------------------


  Shares                                                      Value
              COMMON STOCKS - 100.3%
              Energy - 2.8%
              Integrated Oil & Gas - 2.8%
 131,900      ConocoPhillips                           $  9,490,205
 133,800      Repsol YPF SA (A.D.R.)(b)                   4,616,100
                                                       ------------
                                                       $ 14,106,305
                                                       ------------
              Total Energy                             $ 14,106,305
                                                       ------------
              Capital Goods - 12.4%
              Aerospace & Defense - 3.9%
  76,600      L-3 Communications Holdings, Inc.        $  6,264,348
 217,000      United Technologies Corp.                  13,566,840
                                                       ------------
                                                       $ 19,831,188
                                                       ------------
              Industrial Conglomerates - 8.5%
 159,600      3M Co.                                   $ 12,437,628
 533,700      General Electric Co.                       19,858,977
 362,200      Tyco International, Ltd.                   11,010,880
                                                       ------------
                                                       $ 43,307,485
                                                       ------------
              Total Capital Goods                      $ 63,138,673
                                                       ------------
              Consumer Durables & Apparel - 1.6%
              Footwear - 1.6%
  83,200      Nike, Inc.                               $  8,239,296
                                                       ------------
              Total Consumer Durables & Apparel        $  8,239,296
                                                       ------------
              Consumer Services - 1.4%
              Hotels, Resorts & Cruise Lines - 1.4%
 147,900      Carnival Corp.                           $  7,254,495
                                                       ------------
              Total Consumer Services                  $  7,254,495
                                                       ------------
              Media - 1.4%
              Movies & Entertainment - 1.4%
 177,450      Viacom, Inc. (Class B)*                  $  7,280,774
                                                       ------------
              Total Media                              $  7,280,774
                                                       ------------

The accompanying notes are an integral part of these financial statements.   17

Pioneer Growth Shares
--------------------------------------------------------------------------------
SCHEDULE OF INVESTMENTS 12/31/06                                   (continued)
--------------------------------------------------------------------------------


   Shares                                                       Value
              Retailing - 8.0%
              Apparel Retail - 4.1%
  161,100     Abercrombie & Fitch Co.                    $ 11,217,393
  334,600     TJX Companies, Inc.                           9,542,792
                                                         ------------
                                                         $ 20,760,185
                                                         ------------
              Home Improvement Retail - 3.9%
  491,400     Home Depot, Inc.                           $ 19,734,624
                                                         ------------
              Total Retailing                            $ 40,494,809
                                                         ------------
              Food & Drug Retailing - 2.5%
              Drug Retail - 2.5%
  414,400     CVS Corp.                                  $ 12,809,104
                                                         ------------
              Total Food & Drug Retailing                $ 12,809,104
                                                         ------------
              Food, Beverage & Tobacco - 5.1%
              Soft Drinks - 0.8%
   37,000     Fomento Economico Mexicano SA de CV        $  4,283,120
                                                         ------------
              Tobacco - 4.3%
  252,000     Altria Group, Inc.                         $ 21,626,640
                                                         ------------
              Total Food, Beverage & Tobacco             $ 25,909,760
                                                         ------------
              Household & Personal Products - 3.4%
              Household Products - 3.4%
  272,500     Procter & Gamble Co.                       $ 17,513,575
                                                         ------------
              Total Household & Personal Products        $ 17,513,575
                                                         ------------
              Health Care Equipment & Services - 9.1%
              Health Care Equipment - 6.8%
  197,800     Biomet, Inc.                               $  8,163,206
1,184,506     Boston Scientific Corp.*                     20,349,813
  115,700     Medtronic, Inc.                               6,191,107
                                                         ------------
                                                         $ 34,704,126
                                                         ------------
              Health Care Supplies - 1.2%
  132,400     Cooper Companies, Inc.(b)                  $  5,891,800
                                                         ------------
              Managed Health Care - 1.1%
  125,000     Aetna, Inc.                                $  5,397,500
                                                         ------------
              Total Health Care Equipment & Services     $ 45,993,426
                                                         ------------

18   The accompanying notes are an integral part of these financial statements.

Pioneer Growth Shares
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

   Shares                                                       Value
              Pharmaceuticals & Biotechnology - 12.4%
              Biotechnology - 4.9%
  244,900     Amgen, Inc.*                               $ 16,729,119
  129,200     Gilead Sciences, Inc.*                        8,388,956
                                                         ------------
                                                         $ 25,118,075
                                                         ------------
              Pharmaceuticals - 7.5%
  252,400     Eli Lilly & Co.                            $ 13,150,040
  108,600     Johnson & Johnson                             7,169,772
  253,796     Par Pharmaceutical Co., Inc.*(b)              5,677,417
  385,428     Teva Pharmaceutical Industries. Ltd.         11,979,102
                                                         ------------
                                                         $ 37,976,331
                                                         ------------
              Total Pharmaceuticals & Biotechnology      $ 63,094,406
                                                         ------------
              Banks - 0.9%
              Regional Banks - 0.9%
  130,900     Hansen Natural Corp.*(b)                   $  4,408,712
                                                         ------------
              Total Banks                                $  4,408,712
                                                         ------------
              Diversified Financials - 6.9%
              Asset Management & Custody Banks - 3.1%
   89,700     Franklin Resources, Inc.                   $  9,882,249
   59,400     Legg Mason, Inc.                              5,645,970
                                                         ------------
                                                         $ 15,528,219
                                                         ------------
              Consumer Finance - 2.5%
  210,600     American Express Co.                       $ 12,777,102
                                                         ------------
              Investment Banking & Brokerage - 1.3%
   73,100     Merrill Lynch & Co., Inc.                  $  6,805,610
                                                         ------------
              Total Diversified Financials               $ 35,110,931
                                                         ------------
              Software & Services - 10.8%
              Internet Software & Services - 1.2%
  244,100     Yahoo! Inc.*                               $  6,234,314
                                                         ------------
              Systems Software - 9.6%
  590,900     Macrovision Corp.*                         $ 16,698,834
1,076,200     Microsoft Corp.                              32,135,332
                                                         ------------
                                                         $ 48,834,166
                                                         ------------
              Total Software & Services                  $ 55,068,480
                                                         ------------

The accompanying notes are an integral part of these financial statements.   19

Pioneer Growth Shares
--------------------------------------------------------------------------------
SCHEDULE OF INVESTMENTS 12/31/06                                   (continued)
--------------------------------------------------------------------------------


   Shares                                                       Value
              Technology Hardware & Equipment - 14.7%
              Communications Equipment - 13.3%
  958,200     Cisco Systems, Inc.*                       $ 26,187,606
  618,900     Corning, Inc.*                               11,579,619
  101,713     F5 Networks, Inc.*                            7,548,122
  534,200     Juniper Networks, Inc.*                      10,117,748
  578,800     Motorola, Inc.                               11,900,128
                                                         ------------
                                                         $ 67,333,223
                                                         ------------
              Computer Hardware - 1.4%
  512,740     Palm, Inc.*(b)                             $  7,224,507
                                                         ------------
              Total Technology Hardware & Equipment      $ 74,557,730
                                                         ------------
              Semiconductors - 4.7%
              Semiconductors - 4.7%
  216,100     Advanced Micro Devices, Inc.*              $  4,397,635
  123,950     Maxim Integrated Products                     3,795,349
  538,800     Texas Instruments, Inc.                      15,517,440
                                                         ------------
                                                         $ 23,710,424
                                                         ------------
              Total Semiconductors                       $ 23,710,424
                                                         ------------
              Utilities - 2.1%
              Independent Power Producer & Energy Traders - 2.1%
  194,200     TXU Corp.                                  $ 10,527,581
                                                         ------------
              Total Utilities                            $ 10,527,581
                                                         ------------
              TOTAL COMMON STOCKS
              (Cost $469,815,991)                        $509,218,481
                                                         ------------


20   The accompanying notes are an integral part of these financial statements.

Pioneer Growth Shares
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


   Shares                                                           Value
               TEMPORARY CASH INVESTMENT - 5.2%
               Security Lending Collateral - 5.2%
26,410,619     Securities Lending Investment Fund, 5.26%     $ 26,410,619
                                                             ------------
               TOTAL TEMPORARY CASH INVESTMENT
               (Cost $26,410,619)                            $ 26,410,619
                                                             ------------
               TOTAL INVESTMENT IN SECURITIES - 105.5%
               (Cost $496,226,610)(a)                        $535,629,100
                                                             ------------
               OTHER ASSETS AND LIABILITIES - (5.5)%         $(27,769,183)
                                                             ------------
               TOTAL NET ASSETS - 100.0%                     $507,859,917
                                                             ============

(A.D.R.) American Depositary Receipt

*    Non-income producing security



(a) At December 31, 2006, the net unrealized gain on investments based on cost for federal income tax purposes of $502,897,211 was as follows:

         Aggregate gross  unrealized gain for all investments in which there is
         an excess of value over tax cost                                                   $59,652,401

         Aggregate gross unrealized loss for all investments in
         which there is an excess of tax cost over value                                    (26,920,512)
                                                                                            -----------
         Net unrealized gain                                                                $32,731,889
                                                                                            ===========
(b)  At December 31, 2006, the following securities were out on loan:



                                                      Market
        Shares   Security                             Value
     131,076     Cooper Companies, Inc.           $ 5,832,882
     124,884     Hansen Natural Corp.               4,206,093
     469,452     Palm, Inc.                         6,614,579
     199,440     Par Pharmaceutical Co., Inc.       4,461,473
      25,000     Repsol YPF SA (A.D.R.)             4,569,939
                                                  -----------
                 Total                            $25,684,966
                                                  ===========

Purchases and sales of securities (excluding temporary cash investments) for the year ended December 31, 2006 aggregated $319,699,686 and $433,972,788, respectively.


The accompanying notes are an integral part of these financial statements.   21

Pioneer Growth Shares
--------------------------------------------------------------------------------
STATEMENT OF ASSETS AND LIABILITIES 12/31/06
--------------------------------------------------------------------------------


ASSETS:
  Investment in securities (including securities loaned of
    $25,684,966) (cost $496,226,610)                          $535,629,100
  Receivables -
    Investment securities sold                                   2,065,665
    Fund shares sold                                                43,081
    Dividends, interest and foreign taxes withheld                 576,017
  Other                                                             22,569
                                                              ------------
     Total assets                                             $538,336,432
                                                              ------------
LIABILITIES:
  Payables -
    Investment securities purchased                           $    761,535
    Fund shares repurchased                                      1,400,072
    Upon return of securities loaned                            26,410,619
  Due to bank                                                    1,462,021
  Due to affiliates                                                352,666
  Accrued expenses                                                  89,602
                                                              ------------
     Total liabilities                                        $ 30,476,515
                                                              ------------
NET ASSETS:
  Paid-in capital                                             $967,135,610
  Accumulated net realized loss                               (498,678,183)
  Net unrealized gain on investments                            39,402,490
                                                              ------------
     Total net assets                                         $507,859,917
                                                              ============
NET ASSET VALUE PER SHARE:
(No par value, unlimited number of shares authorized)
  Class A (based on $386,403,006/28,318,541 shares)           $      13.64
                                                              ============
  Class B (based on $85,362,228/6,968,251 shares)             $      12.25
                                                              ============
  Class C (based on $32,853,052/2,645,944 shares)             $      12.42
                                                              ============
  Class R (based on $421,249/31,214 shares)                   ============
  Class Y (based on $2,820,382/194,821 shares)                $      14.48
                                                              ============
MAXIMUM OFFERING PRICE:
  Class A ($13.64 [divided by] 94.25%)                        $      14.47
                                                              ============


22   The accompanying notes are an integral part of these financial statements.

Pioneer Growth Shares
--------------------------------------------------------------------------------
STATEMENT OF OPERATIONS
--------------------------------------------------------------------------------
For the Year Ended 12/31/06


INVESTMENT INCOME:
  Dividends (net of foreign taxes withheld of $53,554)   $6,487,036
  Interest                                                  46,425
  Income from securities loaned, net                        22,067
                                                         ----------
     Total investment income                                             $ 6,555,528
                                                                         -----------
EXPENSES:
  Management fees
    Basic Fee                                            $3,688,100
    Performance Adjustment                                (331,151)
  Transfer agent fees and expenses
    Class A                                              1,843,712
    Class B                                                733,607
    Class C                                                170,852
    Investor Class                                           5,777
    Class R                                                  3,578
    Class Y                                                    515
  Distribution fees
    Class A                                                945,111
    Class B                                              1,026,246
    Class C                                                349,533
    Class R                                                  2,098
  Administrative reimbursements                             95,265
  Custodian fees                                            21,827
  Registration fees                                         58,244
  Professional fees                                         64,878
  Printing expense                                          66,961
  Fees and expenses of nonaffiliated trustees                8,993
  Miscellaneous                                             39,980
                                                         ----------
     Total expenses                                                      $ 8,794,126
     Less management fees waived and expenses
       reimbursed by Pioneer Investment
       Management, Inc.                                                       (1,806)
     Less fees paid indirectly                                               (97,521)
                                                                         -----------
     Net expenses                                                        $ 8,694,799
                                                                         -----------
       Net investment loss                                               $(2,139,271)
                                                                         ===========
REALIZED AND UNREALIZED GAIN ON INVESTMENTS
  Net realized gain on investments                                       $20,293,204
                                                                         ===========
  Change in net unrealized gain on investments                           $24,695,742
                                                                         ===========
  Net gain on investments                                                $44,988,946
                                                                         ===========
  Net increase in net assets resulting from operations                   $42,849,675
                                                                         ===========

The accompanying notes are an integral part of these financial statements.   23

Pioneer Growth Shares
--------------------------------------------------------------------------------
STATEMENTS OF CHANGES IN NET ASSETS
--------------------------------------------------------------------------------
For the Years Ended 12/31/06 and 12/31/05, respectively


                                                            Year Ended         Year Ended
                                                             12/31/06           12/31/05
FROM OPERATIONS:
Net investment loss                                       $   (2,139,271)    $   (3,438,575)
Net realized gain on investments                              20,293,204         56,226,606
Change in net unrealized gain (loss) on investments           24,695,742        (37,581,730)
                                                          --------------     --------------
    Net increase in net assets resulting from
     operations                                           $   42,849,675     $   15,206,301
                                                          --------------     --------------
DISTRIBUTIONS TO SHAREOWNERS:
Net investment income:
    Class A ($0.00 and $0.00 per share, respectively)     $            -     $      (74,305)
    Class R ($0.00 and $0.00 per share, respectively)                  -                (47)
    Class Y ($0.00 and $0.00 per share, respectively)                  -               (430)
                                                          --------------     --------------
     Total distributions to shareowners                   $            -     $      (74,782)
                                                          --------------     --------------
FROM FUND SHARE TRANSACTIONS:
Net proceeds from sale of shares                          $   67,258,988     $   61,452,225
Reinvestment of distributions                                          -             71,087
Cost of shares repurchased                                  (180,949,791)      (209,462,633)
                                                          --------------     --------------
    Net decrease in net assets resulting from
     Fund share transactions                              $ (113,690,803)    $ (147,939,321)
                                                          --------------     --------------
    Net decrease in net assets                            $  (70,841,128)    $ (132,807,802)
NET ASSETS:
Beginning of year                                            578,701,045        711,508,847
                                                          --------------     --------------
End of year                                               $  507,859,917     $  578,701,045
                                                          ==============     ==============

24   The accompanying notes are an integral part of these financial statements.

Pioneer Growth Shares
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                    '06 Shares       '06 Amount       '05 Shares        '05 Amount
CLASS A
Shares sold                          4,151,464    $   53,257,561        3,410,163    $   41,246,767
Conversion from Investor Class          65,512           894,900                -                 -
Reinvestment of distributions                -                 -            5,638            71,035
Less shares repurchased             (8,140,126)     (104,093,042)     (10,325,481)     (124,860,166)
                                    ----------    --------------      -----------    --------------
   Net decrease                     (3,923,150)   $  (49,940,581)      (6,909,680)   $  (83,542,364)
                                    ==========    ==============      ===========    ==============
CLASS B
Shares sold                            801,940    $    9,306,817        1,116,299    $   12,355,953
Reinvestment of distributions                -                 -                -                 -
Less shares repurchased             (5,473,947)      (63,152,589)      (5,376,317)      (59,237,225)
                                    ----------    --------------      -----------    --------------
   Net decrease                     (4,672,007)   $  (53,845,772)      (4,260,018)   $  (46,881,272)
                                    ==========    ==============      ===========    ==============
CLASS C
Shares sold                            352,769    $    4,130,345          633,790    $    7,059,454
Less shares repurchased             (1,082,286)      (12,680,183)      (1,700,164)      (18,903,111)
                                    ----------    --------------      -----------    --------------
   Net decrease                       (729,517)   $   (8,549,838)      (1,066,374)   $  (11,843,657)
                                    ==========    ==============      ===========    ==============
INVESTOR CLASS
Conversion to Class A shares           (65,054)   $     (894,900)               -    $            -
Less shares repurchased                (22,695)         (295,951)        (469,139)       (5,553,756)
                                    ----------    --------------      -----------    --------------
   Net decrease                        (87,749)   $   (1,190,851)        (469,139)   $   (5,553,756)
                                    ==========    ==============      ===========    ==============
CLASS R
Shares sold                              6,270    $       79,737           12,463    $      153,393
Reinvestment of distributions                -                 -                2                25
Less shares repurchased                 (8,639)         (109,602)          (3,237)          (38,317)
                                    ----------    --------------      -----------    --------------
   Net increase (decrease)              (2,369)   $      (29,865)           9,228    $      115,101
                                    ==========    ==============      ===========    ==============
CLASS Y
Shares sold                             35,582    $      484,528           50,346    $      636,658
Reinvestment of distributions                -                 -                2                27
Less shares repurchased                (46,221)         (618,424)         (69,145)         (870,058)
                                    ----------    --------------      -----------    --------------
   Net decrease                        (10,639)   $     (133,896)         (18,797)   $     (233,373)
                                    ==========    ==============      ===========    ==============


The accompanying notes are an integral part of these financial statements.   25

Pioneer Growth Shares
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------
                                                             Year Ended    Year Ended      Year Ended   Year Ended    Year Ended
                                                             12/31/06      12/31/05        12/31/04     12/31/03       12/31/02 (a)
CLASS A
Net asset value, beginning of period                            $ 12.52       $   12.13      $  11.42      $  9.05      $  13.90
                                                                -------       ---------      --------      -------      --------
Increase (decrease) from investment operations:
 Net investment income (loss)                                   $ (0.02)      $   (0.03)     $   0.04      $ (0.04)     $  (0.04)
 Net realized and unrealized gain (loss) on investments            1.14            0.42          0.68         2.41         (4.81)
                                                                -------       ---------      --------      -------      --------
  Net increase (decrease) from investment operations            $  1.12       $    0.39      $   0.72      $  2.37      $  (4.85)
Distributions to shareowners:
 Net investment income                                                -           (0.00)(b)     (0.01)           -             -
                                                                -------       ---------      --------      -------      --------
Net increase (decrease) in net asset value                      $  1.12       $    0.39      $   0.71      $  2.37      $  (4.85)
                                                                -------       ---------      --------      -------      --------
Net asset value, end of period                                  $ 13.64       $   12.52      $  12.13      $ 11.42      $   9.05
                                                                =======       =========      ========      =======      ========
Total return*                                                      8.95%           3.23%         6.29%       26.19%       (34.89)%
Ratio of net expenses to average net assets+                       1.42%           1.40%         1.37%        1.45%         1.39%
Ratio of net investment income (loss) to average net assets+      (0.18)%         (0.27)%        0.35%       (0.42)%       (0.39)%
Portfolio turnover rate                                              60%             79%          194%          47%           88%
Net assets, end of period (in thousands)                        $386,403      $ 403,610      $475,096     $516,234      $452,070
Ratios with reductions for fees paid indirectly:
 Net expenses                                                      1.40%           1.39%         1.37%        1.45%         1.38%
 Net investment income (loss)                                     (0.16)%         (0.26)%        0.35%       (0.42)%       (0.38)%

* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, the complete redemption of the investment at net asset value at the end of each period, and no sales charges. Total return would be reduced if sales charges were taken into account.
+    Ratio with no reduction for fees paid indirectly.
(a) The per share data presented above is based upon the average shares outstanding for the year presented.
(b)  Amount rounds to less than $0.01 cent per share.

26 The accompanying notes are an integral part of these financial statements.


Pioneer Growth Shares
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------
                                                           Year Ended    Year Ended    Year Ended    Year Ended   Year Ended
                                                            12/31/06      12/31/05      12/31/04      12/31/03     12/31/02
CLASS B
Net asset value, beginning of period                        $ 11.35       $ 11.11       $ 10.54       $  8.43      $  13.07
                                                            -------       -------       -------       -------      --------
Increase (decrease) from investment operations:
 Net investment loss                                        $ (0.17)      $ (0.16)      $ (0.06)      $ (0.14)     $  (0.27)
 Net realized and unrealized gain (loss) on investments        1.07          0.40          0.63          2.25         (4.37)
                                                            -------       -------       -------       -------      --------
  Net increase (decrease) from investment operations        $  0.90       $  0.24       $  0.57       $  2.11      $  (4.64)
                                                            -------       -------       -------       -------      --------
Net increase (decrease) in net asset value                  $  0.90       $  0.24       $  0.57       $  2.11      $  (4.64)
                                                            -------       -------       -------       -------      --------
Net asset value, end of period                              $ 12.25       $ 11.35       $ 11.11       $ 10.54      $   8.43
                                                            =======       =======       =======       =======      ========
Total return*                                                  7.93%         2.16%         5.41%        25.03%       (35.50)%
Ratio of net expenses to average net assets+                   2.41%         2.37%         2.27%         2.44%         2.26%
Ratio of net investment loss to average net assets+           (1.18)%       (1.25)%       (0.58)%       (1.41)%       (1.27)%
Portfolio turnover rate                                          60%           79%          194%           47%           88%
Net assets, end of period (in thousands)                    $85,362      $132,109      $176,623      $213,481     $201,822
Ratios with reductions for fees paid indirectly:
 Net expenses                                                  2.39%         2.35%         2.27%         2.43%         2.25%
 Net investment loss                                          (1.16)%       (1.23)%       (0.58)%       (1.40)%       (1.26)%

* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, the complete redemption of the investment at net asset value at the end of each period, and no sales charges. Total return would be reduced if sales charges were taken into account.
+    Ratio with no reduction for fees paid indirectly.

The accompanying notes are an integral part of these financial statements. 27

--------------------------------------------------------------------------------



Pioneer Growth Shares
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------
                                                          Year Ended   Year Ended   Year Ended   Year Ended   Year Ended
                                                            12/31/06     12/31/05     12/31/04     12/31/03     12/31/02
CLASS C
Net asset value, beginning of period                        $ 11.48      $ 11.23      $ 10.65      $  8.51      $  13.18
                                                            -------      -------      -------      -------      --------
Increase (decrease) from investment operations:
 Net investment loss                                        $ (0.12)     $ (0.15)     $ (0.06)     $ (0.12)     $  (0.23)
 Net realized and unrealized gain (loss) on investments        1.06         0.40         0.64         2.26         (4.44)
                                                            -------      -------      -------      -------      --------
  Net increase (decrease) from investment operations        $  0.94      $  0.25      $  0.58      $  2.14      $  (4.67)
                                                            -------      -------      -------      -------      --------
Net increase (decrease) in net asset value                  $  0.94      $  0.25      $  0.58      $  2.14      $  (4.67)
                                                            -------      -------      -------      -------      --------
Net asset value, end of period                              $ 12.42      $ 11.48      $ 11.23      $ 10.65      $   8.51
                                                            =======      =======      =======      =======      ========
Total return*                                                  8.19%        2.23%        5.45%       25.15%       (35.43)%
Ratio of net expenses to average net assets+                   2.19%        2.31%        2.17%        2.32%         2.25%
Ratio of net investment loss to average net assets+           (0.95)%      (1.18)%      (0.46)%      (1.29)%       (1.26)%
Portfolio turnover rate                                          60%          79%         194%          47%           88%
Net assets, end of period (in thousands)                    $32,853      $38,751      $49,881      $56,358      $ 45,651
Ratios with reductions for fees paid indirectly:
 Net expenses                                                  2.18%        2.30%        2.17%        2.31%         2.24%
 Net investment loss                                          (0.94)%      (1.17)%      (0.46)%      (1.28)%       (1.25)%

* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, the complete redemption of the investment at net asset value at the end of each period, and no sales charges. Total return would be reduced if sales charges were taken into account.
+    Ratio with no reduction for fees paid indirectly.

28 The accompanying notes are an integral part of these financial statements.

Pioneer Growth Shares
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

                                                   1/1/06 to      Year Ended    12/11/04 (b)
                                                 12/10/06 (c)      12/31/05      to 12/31/04
INVESTOR CLASS
Net asset value, beginning of period              $  12.56         $ 12.14        $ 11.76
                                                  --------         -------        -------
Increase from investment operations:
  Net investment income                           $   0.01         $  0.05        $  0.01
  Net realized and unrealized gain on
   investments                                        1.19            0.37           0.37
                                                  --------         -------        -------
   Net increase from investment operations        $   1.20         $  0.42        $  0.38
                                                  --------         -------        -------
Net increase in net asset value                   $   1.20         $  0.42        $  0.38
                                                  --------         -------        -------
Net asset value, end of period                    $  13.76         $ 12.56        $ 12.14
                                                  ========         =======        =======
Total return*                                         9.55%           3.46%          3.23%(a)
Ratio of net expenses to average net assets+          1.17%**         0.95%          0.85%**
Ratio of net investment income to average
  net assets+                                         0.05%**         0.20%          0.93%**
Portfolio turnover rate                                 60%             79%           194%
Net assets, end of period (in thousands)          $    895         $ 1,102        $ 6,766
Ratios with no waiver of management fees and
  assumption of expenses by PIM and no
  reductions for fees paid indirectly:
  Net expenses                                        1.38%**         1.00%          0.85%**
  Net investment income (loss)                       (0.16)%**        0.15%          0.91%**
Ratios with waiver of management fees and
  assumption of expenses by PIM and
  reductions for fees paid indirectly:                   .               .
  Net expenses                                        1.15%**         0.95%          0.85%**
  Net investment income                               0.07%**         0.20%          0.93%**

(a)  Return is not annualized.
(b)  Investor Class shares commenced operations on December 11, 2004.
(c)  On December 10, 2006, Investor Class shares converted to Class A shares.
* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, and the complete redemption of the investment at net asset value at each end of each period.
**   Annualized.
+    Ratio with no reduction for fees paid indirectly.

The accompanying notes are an integral part of these financial statements.   29

Pioneer Growth Shares
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

                                       Year Ended      Year Ended       Year Ended        4/1/03 (a)
                                        12/31/06        12/31/05         12/31/04         to 12/31/03
CLASS R
Net asset value, beginning
  of period                             $ 12.47        $  12.12          $ 11.45          $    9.26
                                        -------        --------          -------          ---------
Increase (decrease) from
  investment operations:
  Net investment income (loss)          $ (0.11)       $  (0.06)         $  0.07          $   (0.00)(b)
  Net realized and unrealized gain
   on investments                          1.14            0.41             0.65               2.19
                                        -------        --------          -------          ---------
   Net increase from investment
     operations                         $  1.03        $   0.35          $  0.72          $    2.19
Distributions to shareowners:
  Net investment income                       -           (0.00)(b)        (0.05)                 -
                                        -------        --------          -------          ---------
Net increase in net asset value         $  1.03        $   0.35          $  0.67          $    2.19
                                        -------        --------          -------          ---------
Net asset value, end of period          $ 13.50        $  12.47          $ 12.12          $   11.45
                                        =======        ========          =======          =========
Total return*                              8.26%           2.90%            6.26%             23.65%(c)
Ratio of net expenses to average
  net assets+                              2.11%           1.72%            1.37%              1.18%**
Ratio of net investment income
  (loss) to average net assets+           (0.87)%         (0.59)%           1.01%             (0.11)%**
Portfolio turnover rate                      60%             79%             194%                47%
Net assets, end of period
  (in thousands)                        $   421        $    419          $   295          $       4
Ratios with reductions for fees
  paid indirectly:
  Net expenses                             2.09%           1.70%            1.37%              1.18%**
  Net investment income (loss)            (0.85)%         (0.57)%           1.01%             (0.11)%**

(a)  Class R shares were first publicly offered on April 1, 2003.
(b)  Amount rounds to less than $0.01 cent per share.
(c)  Return is not annualized.
* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, and the complete redemption of the investment at net asset value at each end of each period.
+    Ratio with no reduction for fees paid indirectly.
**   Annualized

30   The accompanying notes are an integral part of these financial statements.

Pioneer Growth Shares
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

                                                           Year Ended    Year Ended     Year Ended   Year Ended   Year Ended
                                                            12/31/06      12/31/05       12/31/04     12/31/03     12/31/02
CLASS Y
Net asset value, beginning of period                        $ 13.19      $  12.70        $ 11.95      $   9.39     $  14.34
                                                            -------      --------        -------      --------     --------
Increase (decrease) from investment operations:
 Net investment income                                      $  0.07      $   0.05        $  0.13      $   0.03     $   0.03
 Net realized and unrealized gain (loss) on investments        1.22          0.44           0.71          2.53        (4.98)
                                                            -------      --------        -------      --------     --------
  Net increase (decrease) from investment operations        $  1.29      $   0.49        $  0.84      $   2.56     $  (4.95)
Distributions to shareowners:
 Net investment income                                            -         (0.00)(a)      (0.09)            -            -
                                                            -------      --------        -------      --------     --------
Net increase (decrease) in net asset value                  $  1.29      $   0.49        $  0.75      $   2.56     $  (4.95)
                                                            -------      --------        -------      --------     --------
Net asset value, end of period                              $ 14.48      $  13.19        $ 12.70      $  11.95     $   9.39
                                                            =======      ========        =======      ========     ========
Total return*                                                  9.78%         3.88%          7.08%        27.26%      (34.52)%
Ratio of net expenses to average net assets+                   0.72%         0.73%          0.67%         0.71%        0.74%
Ratio of net investment income to average net assets+          0.52%         0.40%          1.02%         0.32%        0.24%
Portfolio turnover rate                                          60%           79%           194%           47%          88%
Net assets, end of period (in thousands)                    $ 2,820      $  2,710        $ 2,849      $  3,242     $  3,231
Ratios with reductions for fees paid indirectly:
 Net expenses                                                  0.72%         0.72%          0.66%         0.71%        0.73%
 Net investment income                                         0.52%         0.41%          1.02%         0.32%        0.25%

(a)  Amount rounds to less than $0.01 cent per share.
* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, and the complete redemption of the investment at net asset value at each end of each period.
+    Ratio with no reduction for fees paid indirectly.

The accompanying notes are an integral part of these financial statements.

Pioneer Growth Shares
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS 12/31/06
--------------------------------------------------------------------------------

1. Organization and Significant Accounting Policies
Pioneer Growth Shares (the Fund) is a Delaware statutory trust registered under the Investment Company Act of 1940 as a diversified, open-end management investment company. The investment objective of the Fund is to seek appreciation of capital.

The Fund offers five classes of shares - Class A, Class B, Class C, Class R and Class Y shares. Class R shares were first publicly offered on April 1, 2003. As planned, on December 10, 2006 Investor Class shares converted to Class A shares. Each class of shares represents an interest in the same portfolio of investments of the Fund and has equal rights to voting, redemptions, dividends and liquidation, except that each class of shares can bear different transfer agent and distribution fees and has exclusive voting rights with respect to the distribution plans that have been adopted by Class A, Class B, Class C and Class R shareowners, respectively. There is no distribution plan for Class Y shares.

The Fund's financial statements have been prepared in conformity with U.S. generally accepted accounting principles that require the management of the Fund to, among other things, make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of income, expenses and gains and losses on investments during the reporting period. Actual results could differ from those estimates.

At times, the Fund's investments may represent industries or industry sectors that are interrelated or have common risks, making it more susceptible to any economic, political, or regulatory developments or other risks affecting those industries and sectors. Information regarding the Fund's principal risks are contained in the Fund's prospectus. Please refer to those documents when considering the Fund's risks.

The following is a summary of significant accounting policies followed by the Fund in the preparation of its financial statements, which are consistent with those policies generally accepted in the investment company industry:

Pioneer Growth Shares
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

A.   Security Valuation

     Security transactions are recorded as of trade date. The net asset value of the Fund is computed once daily, on each day the New York Stock Exchange
     (NYSE) is open, as of the close of regular trading on the NYSE. In computing the net asset value, securities are valued at the last sale price on the principal exchange where they are traded. Securities that have not traded on the date of valuation, or securities for which sale prices are not generally reported, are valued at the mean between the last bid and asked prices. Securities for which market quotations are not readily available are valued at their fair values as determined by, or under the direction of, the Board of Trustees. Trading in foreign securities is substantially completed each day at various times prior to the close of the NYSE. The values of such securities used in computing the net asset value of the Fund's shares are determined as of such times. The Fund also may use the fair value of a security including a non-U.S. security when the closing market price on the principal exchange where the security is traded no longer reflects the value of the security. At December 31, 2006 there were no securities fair valued. Temporary cash investments are valued at amortized cost.

     Dividend income is recorded on the ex-dividend date except that certain dividends from foreign securities where the ex-dividend date may have passed are recorded as soon as the Fund becomes aware of the ex-dividend data in exercise of reasonable diligence. Interest income is recorded on the accrual basis. Dividend and interest income are reported net of unrecoverable foreign taxes withheld at the applicable country rates.

     Gains and losses on sales of investments are calculated on the identified cost method for both financial reporting and federal income tax purposes.


B.   Federal Income Taxes

     It is the Fund's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income and net realized capital gains, if any, to its shareowners. Therefore, no federal income tax provision is required.

Pioneer Growth Shares
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS 12/31/06                             (continued)
--------------------------------------------------------------------------------

     The amounts and characterizations of distributions to shareowners for financial reporting purposes are determined in accordance with federal income tax rules. Therefore, the sources of the Fund's distributions may be shown in the accompanying financial statements as either from or in excess of net investment income or net realized gain on investment transactions, or from paid-in capital, depending on the type of book/tax differences that may exist.

     At December 31, 2006, the Fund had a net capital loss carryforward of $492,007,582, of which $56,585,081 will expire in 2009, $344,674,317 will expire in 2010 and $90,748,184 will expire in 2011 if not utilized.

     At December 31, 2006, the Fund has reclassified $2,139,271 to decrease undistributed net investment loss and $2,139,271 to decrease paid in capital to reflect permanent book/tax differences. The reclassification has no impact on the net assets of the Fund and is designed to present the Fund's capital accounts on a tax basis.

    There were no distributions paid during the year ended December 31, 2006.
     The tax character of distributions paid during the year ended December 31, 2005 was as follows:

--------------------------------------------------------------------------------
                                    2005
--------------------------------------------------------------------------------
  Distributions paid from:
  Ordinary income                 $74,782
                                  -------
    Total                         $74,782
                                  ========
--------------------------------------------------------------------------------

    The following shows the components of accumulated losses on a federal income tax basis at December 31, 2006:

--------------------------------------------------------------------------------
                                         2006
--------------------------------------------------------------------------------
  Undistributed ordinary income   $           -
  Capital loss carryforward        (492,007,582)
  Unrealized appreciation            32,731,889
                                  -------------
    Total                         $(459,275,693)
                                  =============
--------------------------------------------------------------------------------


    The difference between book basis and tax basis unrealized appreciation is attributable to the tax deferral of losses on wash sales.

Pioneer Growth Shares
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

C.   Fund Shares

     The Fund records sales and repurchases of its shares as of trade date. Pioneer Funds Distributor, Inc. (PFD), the principal underwriter for the Fund and a wholly owned indirect subsidiary of UniCredito Italiano S.p.A (UniCredito Italiano), earned $70,655 in underwriting commissions on the sale of Class A shares for the year ended December 31, 2006.


D.   Class Allocations

     Distribution fees are calculated based on the average daily net asset value attributable to Class A, Class B, Class C and Class R shares of the Fund, respectively (see Note 4). Class Y shares are not subject to a distribution plan. Shareowners of each class share all expenses and fees paid to the transfer agent, Pioneer Investment Management Shareholder Services, Inc. (PIMSS), for its services, which are allocated based on the number of accounts in each class and the ratable allocation of related out-of-pocket expenses (see Note 3). Income, common expenses and realized and unrealized gains and losses are calculated at the Fund level and allocated daily to each class of shares based on their respective percentage of adjusted net assets at the beginning of the day. Distributions to shareowners are recorded as of the ex-dividend date. Distributions paid by the Fund with respect to each class of shares are calculated in the same manner, at the same time, and in the same amount, except that Class A, Class B, Class C, Investor Class, Class R and Class Y shares can bear different transfer agent and distribution fees.


E.   Securities Lending

     The Fund lends securities in the Portfolio to certain broker-dealers or other institutional investors, with the Fund's custodian acting as the lending agent. When entering into a loan, the Fund receives collateral, which is maintained by the custodian and earns income in the form of negotiated lenders' fees. The Fund also continues to receive interest or payments in lieu of dividends on the securities loaned. Gain or loss on the fair value of the loaned securities that may occur during the term of the loan will be for account of the Fund. The loans are secured by collateral of at least 102%, at all times, of the fair value of the securities loaned. The amount of the collateral will be adjusted daily to reflect any price fluctuation in the

Pioneer Growth Shares
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS 12/31/06                             (continued)
--------------------------------------------------------------------------------

     value of the loaned securities. The Fund has the right under the lending agreements to recover the securities from the borrower on demand. The Fund invests cash collateral in the Securities Lending Investment Fund, which is sponsored by Brown Brothers Harriman & Co., the Fund's custodian.


F.   Repurchase Agreements

     With respect to repurchase agreements entered into by the Fund, the value of the underlying securities (collateral), including accrued interest received from counterparties, is required to be at least equal to or in excess of the value of the repurchase agreement at the time of purchase. The collateral for all repurchase agreements is held in safekeeping in the customer-only account of the Fund's custodian, or subcustodians. The Fund's investment adviser, Pioneer Investment Management, Inc. (PIM), is responsible for determining that the value of the collateral remains at least equal to the repurchase price.


2.   Management Agreement

     PIM, a wholly owned indirect subsidiary of UniCredito Italiano, manages the Fund's portfolio. Management fees are calculated daily at the annual rate of 0.70% of the Fund's average daily net assets up to $500 million; 0.65% of the next $500 million; and 0.625% of the excess over $1 billion. The basic fee is subject to a performance adjustment up to a maximum of +/-0.10% based on the Fund's Class A investment performance as compared with the Russell 1000 Growth Index over a rolling 36-month period. In addition the fee is further limited to a maximum annualized rate adjustment of +/-0.10% (a "ceiling" and a "floor"). Effective August 1, 2004, PIM commenced a voluntary waiver of the minimum fee provision (the "floor"), but may reimpose it in the future. For the year ended December 31, 2006, the aggregate performance adjustment resulted in a decrease to the basic fee of $331,151. The management fee was equivalent to 0.63% of the Fund's average daily net assets.

     Through December 10, 2006, PIM agreed not to impose all or a portion of its management fee and to assume other operating expenses (excluding taxes, commissions, interest and extraordinary expenses) of the Fund to the extent necessary to limit expenses to 1.15% of average daily net assets attributable to Investor Class shares.

Pioneer Growth Shares
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

In addition, under the management and administrative agreements, certain other services and costs, including accounting, regulatory reporting, and insurance premiums, are paid by the Fund. At December 31, 2006, $35,297 was payable from PIM related to management fees, administrative costs and certain other services and is included in due to affiliates.


3.   Transfer Agent

PIMSS, a wholly owned indirect subsidiary of UniCredito Italiano, provides substantially all transfer agent and shareowner services to the Fund at negotiated rates. Included in due to affiliates is $300,010 in transfer agent fees payable to PIMSS at December 31, 2006.


4.   Distribution and Service Plans

The Fund adopted a Plan of Distribution for each class of shares (Class A Plan, Class B Plan, Class C Plan, and Class R Plan) in accordance with Rule 12b-1 of the Investment Company Act of 1940. Pursuant to the Class A Plan, the Fund pays PFD a service fee of up to 0.25% of the average daily net assets attributable to Class A shares in reimbursement of its actual expenditures to finance activities primarily intended to result in the sale of Class A shares. Pursuant to the Class B Plan and the Class C Plan, the Fund pays PFD 1.00% of the average daily net assets attributable to each class of shares. The fee consists of a 0.25% service fee and a 0.75% distribution fee paid as compensation for personal services and/or account maintenance services or distribution services with regard to Class B and Class C shares. Pursuant to the Class R Plan, the Fund pays PFD 0.50% of the average daily net assets attributable to Class R shares as compensation for distribution services. Included in due to affiliates is $17,359 in distribution fees payable to PFD at December 31, 2006. The Fund also has adopted a separate service plan for Class R shares (Service Plan). The Service Plan authorizes the Fund to pay securities dealers, plan administrators or other services organizations that agree to provide certain services to retirement plans or plan participants holding shares of the Fund a service fee of up to 0.25% of the Fund's average daily net assets attributable to Class R shares held by such plans.

In addition, redemptions of each class of shares (except Class R and Class Y shares) may be subject to a contingent deferred sales charge (CDSC). A CDSC of 1.00% may be imposed on redemptions of certain

Pioneer Growth Shares
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS 12/31/06                             (continued)
--------------------------------------------------------------------------------

net asset value purchases of Class A shares within 18 months of purchase. Class B shares that are redeemed within five years of purchase are subject to a CDSC at declining rates beginning at 4.00%, based on the lower of cost or market value of shares being redeemed. Redemptions of Class C shares within one year of purchase are subject to a CDSC of 1.00%. Proceeds from the CDSCs are paid to PFD. For the year ended December 31, 2006, CDSCs in the amount of $154,959 were paid to PFD.


5.   Commission Recapture and Expense Offset Arrangements

The Fund has entered into commission recapture arrangements with brokers with whom PIM places trades on behalf of the Fund where they provide services to the Fund in addition to trade execution. These services included payments of certain expenses on behalf of the Fund. For the year ended December 31, 2006, expenses were reduced by $23,029 under this agreement. In addition, the Fund has entered into certain expense offset arrangements with PIMSS resulting in a reduction in the Fund's total expenses due to interest earned on cash held by PIMSS. For the year ended December 31, 2006, the Fund's expenses were reduced by $74,492 under such arrangements.


6.   Line Of Credit Facility

The Fund, along with certain others in the Pioneer Family of Funds (the Funds), collectively participate in a $200 million committed, unsecured revolving line of credit facility. Borrowings are used solely for temporary or emergency purposes. The Fund may borrow up to the lesser of $200 million or the limits set by its prospectus for borrowings. Interest on collective borrowings is payable at the Federal Funds Rate plus 1/2% on an annualized basis. The Funds pay an annual commitment fee for this facility. The commitment fee is allocated among such Funds based on their respective borrowing limits. For the year ended December 31, 2006, the Fund had no borrowings under this agreement.


7.   New Pronouncements

On July 13, 2006, the Financial Accounting Standards Board (FASB) released FASB Interpretation No. 48 "Accounting for Uncertainty in Income Taxes" (FIN 48). FIN 48 provides guidance for how uncertain tax positions should be recognized, measured, presented and disclosed in the financial statements. FIN 48 requires the evaluation of

Pioneer Growth Shares
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

tax positions taken or expected to be taken in the course of preparing the Fund's tax returns to determine whether the tax positions have a "more-likely-than-not" probability of being sustained by the applicable tax authority. Tax positions deemed to not meet the more-likely-than-not threshold would be recorded as a tax benefit or expense in the reporting period in which they are realized. Adoption of FIN 48 is required for fiscal years beginning after December 15, 2006 and is to be applied to all open tax years as of no later than June 29, 2007. At this time, management is evaluating the implications of FIN 48 and any impact in the financial statements has not yet been determined.

In addition, in September 2006, Statement of Financial Accounting Standards No. 157, Fair Value Measurements (SFAS 157), was issued and is effective for fiscal years beginning after November 15, 2007. SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. Management is currently evaluating the impact the adoption of SFAS 157 will have on the Fund's financial statement disclosures.


8.   Subsequent Event

On September 19, 2006, the Board of Trustees approved the liquidation of the Fund's Class R shares. This liquidation took place on February 1, 2007.

Pioneer Growth Shares
--------------------------------------------------------------------------------
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
--------------------------------------------------------------------------------

To the Board of Trustees and Shareowners of Pioneer Growth Shares:

We have audited the accompanying statement of assets and liabilities, of Pioneer Growth Shares (the "Fund"), including the schedule of investments as of December 31, 2006, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the periods indicated therein. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. We were not engaged to perform an audit of the Fund's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of December 31, 2006, by correspondence with the custodian and brokers. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Pioneer Growth Shares at December 31, 2006, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and financial highlights for each of the periods indicated therein, in conformity with U.S. generally accepted accounting principles.


                                        /s/Ernst & Young LLP



Boston, Massachusetts
February 21, 2007

Pioneer Growth Shares
--------------------------------------------------------------------------------
FACTORS CONSIDERED BY THE INDEPENDENT TRUSTEES IN
APPROVING THE MANAGEMENT CONTRACT
--------------------------------------------------------------------------------

The Investment Company Act of 1940 requires that both the Board of Trustees and a majority of the Independent Trustees (collectively "the Trustees"), voting separately, annually approve the Fund's management contract (the "Management Contract"). The Trustees have determined that the terms of the Management Contract are fair and reasonable and that renewal of the contract: (i) will enable the Fund to receive quality investment advisory services at a fee deemed reasonable; and (ii) is in the best interests of the Fund and its shareowners. In making such determinations, the Independent Trustees relied upon the assistance of counsel to the Independent Trustees and counsel to the Fund.

Throughout the year, the Independent Trustees regularly met in executive session, separately from the Interested Trustees of the Fund and any officer of Pioneer Investment Management, Inc., the Fund's adviser (the "Investment Adviser"), or its affiliates. While the Trustees, including the Interested Trustees, act on all major matters relating to the Fund, a significant portion of the activities of the Board of Trustees (including certain of those described herein) is conducted through committees, the members of which are comprised exclusively of Independent Trustees. Such committee meetings are attended by officers of the Fund and/or officers of the Investment Adviser to the extent requested by the members of the committee.

In evaluating the Management Contract, the Trustees conducted a review that was specifically focused upon the renewal of the Management Contract, and also relied upon their knowledge, resulting from their meetings throughout the year, of the Investment Adviser, its services and the Fund. Both in meetings specifically dedicated to renewal of the Management Contract and at other meetings during the course of the year, the Trustees, including the Independent Trustees, received materials relating to the Investment Adviser's investment and management services under the Management Contract. These materials included information on (i) the investment performance of the Fund, a peer group of funds as classified by Morningstar, Inc., an independent evaluation service ("Morningstar") and an index considered appropriate by the Independent Trustees for this purpose, (ii) sales and redemption activity in respect of the Fund,
(iii) the general investment outlook in the markets in which the Fund invests,
(iv) arrangements in respect of the distribution of the Fund's shares, (v) the procedures employed to determine the value of each of the Fund's assets, (vi) the Investment Adviser's management of the relationships with the Fund's

Pioneer Growth Shares
--------------------------------------------------------------------------------
FACTORS CONSIDERED BY THE INDEPENDENT TRUSTEES IN
APPROVING THE MANAGEMENT CONTRACT                                  (continued)
--------------------------------------------------------------------------------

unaffiliated service providers, (vii) the record of compliance with the Fund's investment policies and restrictions and with the Fund's Code of Ethics and the structure and responsibilities of the Investment Adviser's compliance department and (viii) the nature, cost and character of non-investment management services provided by the Investment Adviser and its affiliates.

Specifically in connection with the Independent Trustees' review of the Management Contract, the Independent Trustees requested, and the Investment Adviser provided, additional information in order to evaluate the quality of the Investment Adviser's services and the reasonableness of the fee under the Management Contract. Among other items, this information included data or analyses of (1) investment performance for one, three, five and ten year periods for the Fund and a peer group of funds selected on the basis of criteria considered appropriate by the Independent Trustees for this purpose,
(2) management and other fees incurred by a peer group of funds selected on the basis of criteria considered appropriate by the Independent Trustees for this purpose, (3) the advisory fees of comparable portfolios of other clients of the Investment Adviser, (4) expense ratios for the Fund and a peer group of funds selected on the basis of criteria considered appropriate by the Independent Trustees for this purpose, (5) the overall organization of the Investment Adviser, (6) the Investment Adviser's financial results and condition, including its and certain of its affiliates' profitability in providing services to the Fund, (7) transfer agency fees and administrative reimbursements paid to the Investment Adviser or affiliates, (8) investment management staffing, and (9) operating expenses paid by the Funds to third parties. The Trustees also reviewed information regarding the potential for each of the Fund and the Investment Adviser to benefit from further economies of scale in the management of the Fund in light of breakpoints in the Fund's management fee for the Fund and a peer group selected by the Independent Trustees for this purpose, reasonable growth expectations for the Fund and certain of the Fund's expenses that are incurred on a basis other than as a percentage of net assets.

The following summarizes factors considered by the Trustees in connection with reviewing the information described above and their renewal of the Fund's Management Contract. The Trustees did not identify any single factor as all-important or controlling, and the summary does not detail all the matters that were considered.

Pioneer Growth Shares
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

A. Ancillary Benefits to Shareowners. The Trustees considered the benefits to shareholders of investing in a Fund that is part of a large number of investment companies offering a variety of investment disciplines and providing for a large variety of Fund and shareholder services.

B. Compliance and Investment Performance. The Trustees determined that the Investment Adviser had policies and systems reasonably designed to achieve compliance with the Fund's absolute investment objectives and regulatory requirements. The Trustees also reviewed the Fund's investment performance based upon total return, as well as the Fund's performance relative to the performance of both a peer group and an index considered appropriate by the Independent Trustees for this purpose. The Fund's performance, based upon total return, was in the fifth quintile of its Morningstar category peer group for the 12 months ended June 30, 2006, the fifth quintile of the peer group for the three years ended June 30, 2006, the fifth quintile for the five years ended June 30, 2006 and the fourth quintile for the ten year period ended June 30, 2006. (In all quintile rankings referred to throughout this discussion first quintile is most favorable to the Fund's shareholders. Thus, highest relative performance would be first quintile and lowest relative expenses also would be first quintile.) The Trustees concluded, focusing on three-year total returns, that the Fund underperformed relative to its peers.

C. The Investment Adviser's Personnel and Methods. The Trustees reviewed the background of members of the team responsible for the daily management of the Fund and the Fund's investment objective and discipline. The Independent Trustees also have had discussions with senior management of the Investment Adviser responsible for investment operations and the senior management of the Investment Adviser's equities group. Among other things, the Trustees considered the size, education and experience of the Investment Adviser's investment staff and their use of technology and emphasis on analytics in view of the risk profile of securities in which the Fund invests. The Trustees concluded that the Investment Adviser had the quality and depth of personnel and the well-developed methods essential to performing its duties under the Management Contract.

Pioneer Growth Shares
--------------------------------------------------------------------------------
FACTORS CONSIDERED BY THE INDEPENDENT TRUSTEES IN
APPROVING THE MANAGEMENT CONTRACT                                  (continued)
--------------------------------------------------------------------------------

D. Nature and Quality of Other Services. The Trustees considered the nature, quality, cost and extent of other services provided to shareowners of the Fund, including administrative and shareowner services performed by the Investment Adviser under the Management Contract. The Trustees also considered the reasonableness of the arrangements for reimbursement of the Investment Adviser's out-of-pocket costs and expenses, including overhead, for certain administrative services that the Investment Adviser is not required to provide under the Management Contract. The Trustees also considered the nature and extent of the other services provided by the Investment Adviser or its affiliates under other contracts, as well as the Investment Adviser's supervision of third party service providers. Based on these considerations, the Trustees concluded that the nature, quality, cost and extent of such services are satisfactory and reliable and serve the shareowners of the Fund well.

E. Management Fee and Expenses. The Trustees considered the Investment Adviser's fee under the Management Contract relative to the management fees charged by its Morningstar category peer group. The Fund's management fee for the 12 months ended June 30, 2006 was in the second quintile relative to the management fees paid by the other funds in that peer group for the comparable period. The Trustees also considered the Fund's expense ratio for the 12 months ended June 30, 2006 and expense ratios for the comparable period of the peer group of funds selected on the basis of criteria considered appropriate by the Independent Trustees for this purpose using data provided by Strategic Insight Mutual Fund Research and Consulting, LLC, an independent third party. The Trustees found the Fund's expense ratio for the 12 months ended June 30, 2006 to be in the fifth quintile, according to data for the applicable peer group for the most recent fiscal year.

F. Profitability. The Trustees considered the level of the Investment Adviser's profits with respect to the management of the Pioneer Funds, including a review of the Investment Adviser's methodology in allocating certain of its costs to the management of each Fund as well as the financial results realized by the Investment Adviser in connection with the operation of the Fund. They further considered the profits realized by the Investment Adviser and its affiliates from non-fund businesses that may benefit from or be related to the Fund's business. The Trustees considered the Investment

Pioneer Growth Shares
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     Adviser's profit margins in comparison with the limited industry data available. The Trustees concluded that the Investment Adviser's profits from management of the Pioneer Funds, including the financial results derived from the Fund, bear a reasonable relationship to the services rendered and are fair for the management of the Fund.

G. Economies of Scale. The Trustees considered the economies of scale with respect to the management of the Fund, whether the Fund had appropriately benefited from any economies of scale, and whether there was potential for realization of any further economies of scale. Because of break points in the management fee, the Trustees concluded that any perceived or potential economies of scale would be shared in a reasonable manner as the Fund grows in size between Fund's shareholders and the Investment Adviser.

H. Other Benefits to the Investment Adviser. The Trustees also considered the character and amount of fees paid by the Fund, other than under the Management Contract, for services provided by the Investment Adviser and affiliates, including fees for services such as shareowner services. The Trustees also considered the receipt of sales loads and payments under Rule 12b-1 plans in respect of the Pioneer Funds (including the Fund), and benefits to the Investment Adviser from the use of "soft" commission dollars to pay for research services. The Trustees further considered the revenues and profitability of the Investment Adviser's businesses other than the fund business, including the Investment Adviser's institutional investment advisory business. The Trustees considered the intangible benefits that accrue to the Investment Adviser and its affiliates by virtue of its relationship with the Fund and the Pioneer Funds as a group. The Trustees concluded that all these types of benefits accruing to the Investment Adviser were reasonable in the context of the overall relationship between the Investment Adviser and the Fund.

Pioneer Growth Shares
--------------------------------------------------------------------------------
FACTORS CONSIDERED BY THE INDEPENDENT TRUSTEES IN
APPROVING THE MANAGEMENT CONTRACT                                  (continued)
--------------------------------------------------------------------------------

Conclusion. In light of the Investment Adviser's overall performance, the Trustees considered it appropriate to continue to retain the management services of the Investment Adviser. Based on their review of the overall nature and quality of services provided by the Investment Adviser and the fees charged by other funds in the Fund's relevant peer group, and taking into account all material factors deemed relevant by the Trustees as well as the advice of independent counsel, the Trustees concluded that the Management Contract with the Fund, including the fee payable thereunder, was fair and reasonable and that its renewal was in the best interests of the Fund and its shareowners. Accordingly, the Trustees voted to approve the continuation of the Management Contract for another year.

Pioneer Growth Shares
--------------------------------------------------------------------------------
TRUSTEES, OFFICERS AND SERVICE PROVIDERS
--------------------------------------------------------------------------------

Investment Adviser
Pioneer Investment Management, Inc.

Custodian
Brown Brothers Harriman & Co.

Independent Registered Public Accounting Firm
Ernst & Young LLP

Principal Underwriter
Pioneer Funds Distributor, Inc.

Legal Counsel
Wilmer Cutler Pickering Hale and Dorr LLP

Shareowner Services and Transfer Agent
Pioneer Investment Management Shareholder Services, Inc.


Trustees and Officers
The fund's Board of Trustees provides broad supervision over the fund's affairs. The officers of the fund are responsible for the fund's operations. The fund's Trustees and officers are listed below, together with their principal occupations during the past five years. Trustees who are interested persons of the fund within the meaning of the 1940 Act are referred to as Interested Trustees. Trustees who are not interested persons of the fund are referred to as Independent Trustees. Each of the Trustees (except Mr. West) serves as a Trustee of each of the 87 U.S. registered investment portfolios for which Pioneer serves as investment adviser (the "Pioneer Funds"). Mr. West serves as Trustee of 38 of the 87 Pioneer Funds. The address for all Interested Trustees and all officers of the fund is 60 State Street, Boston, Massachusetts 02109.

The Fund's statement of additional information provides more detailed information regarding the Fund's Trustees and is available upon request, without charge, by calling 1-800-225-6292.

Proxy Voting Policies and Procedures of the Fund are available without charge, upon request, by calling our toll free number (1-800-225-6292). Information regarding how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is publicly available to shareowners at www.pioneerinvestments.com and on the SEC's web site at http://www.sec.gov.

Pioneer Growth Shares
--------------------------------------------------------------------------------
INTERESTED TRUSTEES
--------------------------------------------------------------------------------

                           Positions Held   Term of Office and
Name and Age               With the Fund    Length of Service
John F. Cogan, Jr. (80)*   Chairman of      Trustee since 1993.
                           the Board,       Serves until a
                           Trustee and      successor trustee is
                           President        elected or earlier
                                            retirement or
                                            removal.
--------------------------------------------------------------------------------

                                                                                      Other Directorships Held
Name and Age               Principal Occupation During Past Five Years                by this Trustee
John F. Cogan, Jr. (80)*   Deputy Chairman and a Director of Pioneer Global Asset     Director of ICI Mutual
                           Management S.p.A. ("PGAM"); Non-Executive Chairman         Insurance Company
                           and a Director of Pioneer Investment Management USA
                           Inc. ("PIM-USA"); Chairman and a Director of Pioneer;
                           Chairman and Director of Pioneer Institutional Asset
                           Management, Inc. (since 2006); Director of Pioneer
                           Alternative Investment Management Limited (Dublin);
                           President and a Director of Pioneer Alternative
                           Investment Management (Bermuda) Limited and
                           affiliated funds; Director of PIOGLOBAL Real Estate
                           Investment Fund (Russia) (until June 2006); Director
                           of Nano-C, Inc. (since 2003); Director of Cole
                           Investment Corporation (since 2004); Director of
                           Fiduciary Counseling, Inc.; President and Director of
                           Pioneer Funds Distributor, Inc. ("PFD") (until May 2006);
                           President of all of the Pioneer Funds; and Of Counsel,
                           Wilmer Cutler Pickering Hale and Dorr LLP (counsel to
                           PIM-USA and the Pioneer Funds)
--------------------------------------------------------------------------------

Pioneer Growth Shares
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        Positions Held   Term of Office and
Name and Age            With the Fund    Length of Service
Osbert M. Hood (54)*+   Executive Vice   Since 2003. Serves
                        President        at the discretion of
                                         the Board

+Mr. Hood resigned as Trustee and EVP effective January 9, 2007
--------------------------------------------------------------------------------



                                                                                Other Directorships Held
Name and Age            Principal Occupation During Past Five Years             by this Trustee
Osbert M. Hood (54)*+   President and Chief Executive Officer, PIM-USA since    Trustee of certain
                        May 2003 (Director since January 2001; Executive Vice   Pioneer Funds
                        President and Chief Operating Officer from November
                        2000 - May 2003); Director of PGAM since June 2003;
                        President and Director of Pioneer since May 2003;
                        President and Director of Pioneer Institutional Asset
                        Management, Inc. since February 2006; Chairman
                        and Director of Pioneer Investment Management
                        Shareholder Services, Inc. ("PIMSS") since May 2003;
                        Director of PFD since May 2006; Director of Oak Ridge
                        Investments, LLC (a registered investment adviser in
                        which PIM USA owns a minority interest) since January
                        2005; Director of Vanderbilt Capital Advisors, LLC (an
                        institutional investment adviser wholly-owned by PIM
                        USA) since June 2006; and Executive Vice President
                        of all of the Pioneer Funds since June 2003
--------------------------------------------------------------------------------

Pioneer Growth Shares
--------------------------------------------------------------------------------
INDEPENDENT TRUSTEES
--------------------------------------------------------------------------------

                            Positions Held   Term of Office and
Name, Age and Address       With the Fund    Length of Service
David R. Bock (63)          Trustee          Trustee since 2005.
3050 K Street NW,                            Serves until a
Washington, DC 20007                         successor trustee
                                             is elected or earlier
                                             retirement or
                                             removal.
--------------------------------------------------------------------------------
Mary K. Bush (58)           Trustee          Trustee since 1997.
3509 Woodbine Street                         Serves until a
Chevy Chase, MD 20815                        successor trustee
                                             is elected or earlier
                                             retirement or
                                             removal.
--------------------------------------------------------------------------------
Margaret B.W. Graham (59)   Trustee          Trustee since 1993.
1001 Sherbrooke Street                       Serves until a
West, Montreal, Quebec,                      successor trustee
Canada                                       is elected or earlier
H3A1G5                                       retirement or
                                             removal.
--------------------------------------------------------------------------------


                                                                                        Other Directorships Held
Name, Age and Address       Principal Occupation During Past Five Years                 by this Trustee
David R. Bock (63)          Senior Vice President and Chief Financial Officer,          Director of The
3050 K Street NW,           I-trax, Inc. (publicly traded health care services          Enterprise Social
Washington, DC 20007        company) (2001 - present); Managing Partner, Federal        Investment Company
                            City Capital Advisors (boutique merchant bank) (2002        (privately-held affordable
                            to 2004); and Executive Vice President and Chief            housing finance
                            Financial Officer, Pedestal Inc. (internet-based mortgage   company); and Director
                            trading company) (2000 - 2002)                              of New York Mortgage
                                                                                        Trust (publicly traded
                                                                                        mortgage REIT)

-----------------------------------------------------------------------------------------------------------------------
Mary K. Bush (58)           President, Bush International (international financial      Director of Brady
3509 Woodbine Street        advisory firm)                                              Corporation (industrial
Chevy Chase, MD 20815                                                                   identification and
                                                                                        specialty coated
                                                                                        material products
                                                                                        manufacturer); Director
                                                                                        of Briggs & Stratton Co.
                                                                                        (engine manufacturer);
                                                                                        Director of Mortgage
                                                                                        Guaranty Insurance
                                                                                        Corporation; and
                                                                                        Director of UAL
                                                                                        Corporation (airline
                                                                                        holding company)
------------------------------------------------------------------------------------------------------------------------
Margaret B.W. Graham (59)   Founding Director, The Winthrop Group, Inc.                 None
1001 Sherbrooke Street      (consulting firm); and Desautels Faculty of
West, Montreal, Quebec,     Management, McGill University
Canada
H3A1G5

Pioneer Growth Shares
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                Positions Held   Term of Office and
Name, Age and Address           With the Fund    Length of Service
Thomas J. Perna (56)            Trustee          Trustee since 2006.
89 Robbins Avenue,                               Serves until a
Berkeley Heights, NJ 07922                       successor trustee-
                                                 is elected or earlier
                                                 retirement or
                                                 removal.
--------------------------------------------------------------------------------
Marguerite A. Piret (58)        Trustee          Trustee since 1993.
200 State Street, 12th Floor,                    Serves until a
Boston, MA 02109                                 successor trustee
                                                 is elected or earlier
                                                 retirement or
                                                 removal.
--------------------------------------------------------------------------------
Stephen K. West (78)            Trustee          Trustee since 1993.
125 Broad Street,                                Serves until a
New York, NY 10004                               successor trustee
                                                 is elected or earlier
                                                 retirement or
                                                 removal.
--------------------------------------------------------------------------------
John Winthrop (70)              Trustee          Trustee since 1994.
One North Adgers Wharf,                          Serves until a
Charleston, SC 29401                             successor trustee
                                                 is elected or earlier
                                                 retirement or
                                                 removal.
--------------------------------------------------------------------------------



                                                                                          Other Directorships Held
Name, Age and Address           Principal Occupation During Past Five Years               by this Trustee
Thomas J. Perna (56)            Private investor (2004 - present); and Senior Executive   Director of Quadriserv
89 Robbins Avenue,              Vice President, The Bank of New York (financial and       Inc. (technology
Berkeley Heights, NJ 07922      securities services) (1986 - 2004)                        products for securities
                                                                                          lending industry)
--------------------------------------------------------------------------------------------------------------------
Marguerite A. Piret (58)        President and Chief Executive Officer, Newbury, Piret &   Director of New America
200 State Street, 12th Floor,   Company, Inc. (investment banking firm)                   High Income Fund, Inc.
Boston, MA 02109                                                                          (closed-end investment
                                                                                          company)
--------------------------------------------------------------------------------------------------------------------
Stephen K. West (78)            Senior Counsel, Sullivan & Cromwell (law firm)            Director, The Swiss
125 Broad Street,                                                                         Helvetia Fund, Inc.
New York, NY 10004                                                                        (closed-end investment
                                                                                          company)
--------------------------------------------------------------------------------------------------------------------
John Winthrop (70)              President, John Winthrop & Co., Inc. (private             None
One North Adgers Wharf,         investment firm)
Charleston, SC 29401
--------------------------------------------------------------------------------------------------------------------

Pioneer Growth Shares
--------------------------------------------------------------------------------
FUND OFFICERS
--------------------------------------------------------------------------------

                             Positions Held        Term of Office and
Name and Age                 With the Fund         Length of Service
Dorothy E. Bourassa (58)     Secretary             Since 2000.
                                                   Serves at the
                                                   discretion of
                                                   the Board
--------------------------------------------------------------------------------
Christopher J. Kelley (42)   Assistant Secretary   Since 2003.
                                                   Serves at the
                                                   discretion of
                                                   the Board
--------------------------------------------------------------------------------
Christopher P. Harvey (45)   Assistant Secretary   Since 2006.
                                                   Serves at the
                                                   discretion of
                                                   the Board
--------------------------------------------------------------------------------
Vincent Nave (61)            Treasurer             Since 2000.
                                                   Serves at the
                                                   discretion of
                                                   the Board
--------------------------------------------------------------------------------
Mark E. Bradley (47)         Assistant Treasurer   Since 2004.
                                                   Serves at the
                                                   discretion of
                                                   the Board



                                                                                       Other Directorships Held
Name and Age                 Principal Occupation During Past Five Years               by this Officer
Dorothy E. Bourassa (58)     Secretary of PIM-USA; Senior Vice President - Legal       None
                             of Pioneer; Secretary/Clerk of most of PIM-USA's
                             subsidiaries; and Secretary of all of the Pioneer Funds
                             since September 2003 (Assistant Secretary from
                             November 2000 to September 2003)
--------------------------------------------------------------------------------------------------------------------
Christopher J. Kelley (42)   Vice President and Senior Counsel of Pioneer since        None
                             July 2002; Vice President and Senior Counsel of BISYS
                             Fund Services, Inc. (April 2001 to June 2002); Senior
                             Vice President and Deputy General Counsel of Funds
                             Distributor, Inc. (July 2000 to April 2001), and
                             Assistant Secretary of all of the Pioneer Funds
                             since September 2003
--------------------------------------------------------------------------------------------------------------------
Christopher P. Harvey (45)   Partner, Wilmer Cutler Pickering Hale and Dorr LLP; and   None
                             Assistant Secretary of all of the Pioneer Funds since
                             July 2006.
--------------------------------------------------------------------------------------------------------------------
Vincent Nave (61)            Vice President - Fund Accounting, Administration and      None
                             Controllership Services of Pioneer; and Treasurer of
                             all of the Pioneer Funds
--------------------------------------------------------------------------------------------------------------------
Mark E. Bradley (47)         Deputy Treasurer of Pioneer since 2004; Treasurer         None
                             and Senior Vice President, CDC IXIS Asset Management
                             Services from 2002 to 2003; Assistant Treasurer and
                             Vice President, MFS Investment Management from
                             1997 to 2002; and Assistant Treasurer of all of the
                             Pioneer Funds since November 2004
--------------------------------------------------------------------------------------------------------------------

Pioneer Growth Shares
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                             Positions Held       Term of Office and  Principal Occupation During           Other Directorships Held
Name and Age                 With the Fund        Length of Service   Past Five Years                       by this Officer
Luis I. Presutti (41)        Assistant Treasurer  Since 2000.         Assistant Vice President - Fund       None
                                                  Serves at the       Accounting, Administration and
                                                  discretion of       Controllership Services of Pioneer;
                                                  the Board           and Assistant Treasurer of all of
                                                                      the Pioneer Funds
------------------------------------------------------------------------------------------------------------------------------------
Gary Sullivan (48)           Assistant Treasurer  Since 2002.         Fund Accounting Manager - Fund        None
                                                  Serves at the       Accounting, Administration and
                                                  discretion of       Controllership Services of Pioneer;
                                                  the Board           and Assistant Treasurer of all of
                                                                      the Pioneer Funds since May 2002
------------------------------------------------------------------------------------------------------------------------------------
Katherine Kim Sullivan (33)  Assistant Treasurer  Since 2003.         Fund Administration Manager - Fund    None
                                                  Serves at the       Accounting, Administration and
                                                  discretion of       Controllership Services since June
                                                  the Board           2003; Assistant Vice President -
                                                                      Mutual Fund Operations of State
                                                                      Street Corporation from June 2002
                                                                      to June 2003 (formerly Deutsche
                                                                      Bank Asset Management); Pioneer
                                                                      Fund Accounting, Administration and
                                                                      Controllership Services (Fund
                                                                      Accounting Manager from August 1999
                                                                      to May 2002); and Assistant
                                                                      Treasurer of all of the Pioneer
                                                                      Funds since September 2003
------------------------------------------------------------------------------------------------------------------------------------
Terrence J. Cullen (45)      Chief Compliance     Since 2006.         Chief Compliance Officer of Pioneer   None
                             Officer              Serves at the       and all of the Pioneer Funds since
                                                  discretion of       March 2006; Vice President and
                                                  the Board           Senior Counsel of Pioneer since
                                                                      September 2004; and Senior Vice
                                                                      President and Counsel, State Street
                                                                      Research & Management Company
                                                                      (February 1998 to September 2004)
------------------------------------------------------------------------------------------------------------------------------------

* Mr. Cogan and Mr. Hood are Interested Trustees because each is an officer or director of the fund's investment adviser and certain of its affiliates.

The outstanding capital stock of PFD, Pioneer and PIMSS is indirectly wholly owned by UniCredito Italiano S.p.A. ("UniCredito Italiano"), one of the largest banking groups in Italy. Pioneer, the fund's investment adviser, provides investment management and financial services to mutual funds, institutional and other clients.

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HOW TO CONTACT PIONEER
--------------------------------------------------------------------------------

 We are pleased to offer a variety of convenient ways for you to contact us for assistance or information.

 Call us for:

 Account Information, including existing accounts,
 new accounts, prospectuses, applications
 and service forms                                          1-800-225-6292

 FactFone(SM) for automated fund yields, prices,
 account information and transactions                       1-800-225-4321

 Retirement plans information                               1-800-622-0176

 Telecommunications Device for the Deaf (TDD)               1-800-225-1997

 Write to us:

 PIMSS, Inc.
 P.O. Box 55014
 Boston, Massachusetts 02205-5014


 Our toll-free fax                                          1-800-225-4240


 Our internet e-mail address            ask.pioneer@pioneerinvestments.com
 (for general questions about Pioneer only)


Visit our web site:                             www.pioneerinvestments.com


 Before investing consider the Fund's investment objectives, risks, charges and expenses. Contact your advisor or Pioneer Investments for a prospectus containing this information. Read it carefully.

 The Fund files a complete statement of investments with the Securities and Exchange Commission for the first and third quarters for each fiscal year on Form N-Q. Shareholders may view the filed Form N-Q by visiting the Commission's web site at http://www.sec.gov. The filed form may also be viewed and copied at the Commission's Public Reference Room in Washington, DC. Information regarding the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330.